Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

ENNIS, INC.

April 17, 2014

ARTICLE I

OFFICES

Section 1. Registered Office. The principal office and registered office of the Corporation shall be in the City of Midlothian, County of Ellis, State of Texas.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Time and Place of Meeting. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. An annual meeting of the shareholders shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect, in accordance with the Articles of Incorporation, a Board of Directors and transact such other business as may properly be brought before the meeting.

For business to be properly requested to be brought before an annual meeting of shareholders by a shareholder of record, any shareholder who intends to bring any matter (other than in connection with the election of directors) before an annual meeting of shareholders and is entitled to vote on such matter must deliver written notice of such shareholder’s intent to bring the matter before the annual meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder notice as described above. For purposes of this Section 2, “public announcement” shall mean the date disclosure of the date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 3. Special Meetings. Special meetings of the shareholders, for any proper purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President and shall be called by the Chairman or the President pursuant to a resolution adopted by a majority of the entire Board of Directors or at the written request of holders of at least Ten percent (10%) of all of the shares of the Corporation’s capital stock issued and outstanding and entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a greater number of shares. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

For business to be brought before a special meeting of shareholders by a shareholder of record, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the shareholders is given or made to the shareholders, a shareholder notice will be timely if received by the Corporation not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the shareholders or the public announcement of that date was made.

A shareholder’s notice to the secretary required by this Section 3 shall set forth as to each matter the shareholder proposes to bring before the meeting of shareholders: (1) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the shareholder intending to propose such business; (3) the number of shares of stock of the Corporation beneficially held, either personally or in concert with others, by the shareholder, and a representation that the shareholder is a holder of common stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; (4) any material interest of the shareholder in such business; and, if the proposal concerns the nomination of a director, the information required to be included in a proxy statement. No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted

Section 4. Notice. Written or printed notice stating the place, date and hour of any meeting of shareholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail or by electronic or telephonic transmission, by or at the direction of the Chairman, the President, a Vice President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock ledger of the Corporation.

Section 5. List of Shareholders. The officer or agent of the Corporation having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list, for a period of ten (10) days prior to such meeting, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and purpose of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine such list or stock ledger or to vote at any meetings of shareholders.

Section 6. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented, without notice of the adjourned meeting, other than announcement of the time and place thereof at the meeting at which the adjournment is taken. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 7. Voting. (a) When a quorum is present at any shareholder meeting, directors shall be elected by a “majority of votes cast” (as defined herein) to hold office as provided by Section 1 of Article III, unless the election is contested, in which case directors shall be elected by a plurality of votes cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. For purposes of this Section, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The following shall not be deemed votes cast: (i) a share otherwise present at the meeting but for which there is an abstention and (ii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. If a director in an uncontested election does not receive a majority of votes cast for his or her election, the director shall, within ten business days of certification of election results, submit to the Board of Directors a letter of resignation for consideration by the Nominating and Governance Committee of the Board of Directors. The Nominating and Governance Committee

shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board of Directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.

(b) For any other matter to be voted on at a meeting of shareholders the vote of the holders of the shares present or represented by proxy at such meeting and representing a majority of the votes entitled to be cast by each class of stock shall decide any matter (other than the Director vote in (a) above) brought before such meeting. The following shall not be deemed votes cast: (i) a share otherwise present at the meeting but for which there is an abstention and (ii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxy. Unless otherwise provided in the Articles of Incorporation, each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share having voting power held by such shareholder. Every proxy must be executed in writing (which shall include telegraphing, facsimile transmission or cabling) by the shareholder or by his duly authorized attorney-in-fact, but no proxy shall be voted after eleven (11) months from its date, unless the proxy provides for a longer period. Except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of the shareholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

Section 9. Action Without a Meeting. Any action required to be taken or which may be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken shall have been signed by the holders of all of the shares of the Corporation’s capital stock issued and outstanding and entitled to vote with respect to the action that is the subject of the consent.

Section 10. Conduct Of Meetings Of Shareholders. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.

At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these bylaws. To be properly brought before a meeting, business must (1) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly be brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise (i) properly be requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of nine (9) persons, who need not be residents of the State of Texas or shareholders of the Corporation. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III, with successive three (3)-year terms of office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation (including resignation occasioned by the procedure in Section 7 of Article II), retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the preferred stock provisions of the Amendment to the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 1 of this Article III, unless expressly provided by such terms.

Section 2. Removal; Vacancies and Additional Directorships. A director may be removed, with cause, by the affirmative vote of a majority of the shares of the Corporation’s capital stock then entitled to vote at an election of directors. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. In the event a person serving on the Board of Directors is removed (either for cause or without cause), resigns or fails or refuses to act for any reason, then a majority of the remaining members of the Board of Directors shall elect such person’s successor to serve on the Board of Directors.

Section 3. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 4. Place of Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

Section 5. Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President or upon the written request of any three (3) directors. Notice thereof stating the date, time and place of the meeting shall be given to each director at least twenty-four (24) hours’ in advance of such meeting.

Section 6. Quorum; Voting. Unless otherwise provided by statute, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, the presence of a majority of the number of directors constituting the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the number of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Upon attainment of representation by a quorum at any reconvened meeting, subsequent to an adjournment of the meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Committees. The Board of Directors shall have, an audit committee, a nominating and corporate governance committee, a compensation committee and such other committees as the Board of Directors, acting by majority vote, may designate, each of which shall consist of three (3) directors. The Board of Directors shall appoint the members of each committee and designate the respective chairmen of each committee. The Board of Directors shall have the power to remove members of committees, with or without cause. Each committee shall act by majority vote of the members present and entitled to vote at a meeting duly called by its chairman. The audit committee shall (i) recommend to the Board of Directors the selection of the Corporation’s independent public accountants, (ii) meet with the Corporation’s independent public accountants on a regular basis to review the plan and scope of each audit and the results of each audit examination, (iii) consider any issues raised by the corporation’s independent public accountants, and (iv) provide oversight of the Corporation’s internal control policies, procedures and audit function. The nominating and corporate governance committee shall consider and make recommendations to the Board of Directors regarding any nominee submitted for election to the Board of Directors, whether submitted by management, by other members of the Board of Directors or by shareholders of the Corporation. The compensation committee shall supervise the development and implementation of compensation plans for the corporation’s officers. The compensation committee shall set the salary and bonus of the Chief Executive Officer, shall review and approve salary changes and bonus plans for the Corporation’s officers, shall administer the corporation’s stock option plan, and shall approve stock option grants for the Corporation’s officers and key employees. The decision of the compensation committee, with respect to the compensation of the Corporation’s officers, is submitted to and subject to ratification by the Board of Directors prior to implementation.

Section 8. Compensation of Directors. Directors who are not also officers of the Corporation shall be compensated in the manner determined by recommendation of the nominating and corporate governance committee to the entire Board of Directors for approval. Directors who are not officers shall also be reimbursed for reasonable expenses of travel, meals and accommodations in connection with such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may receive compensation and reimbursement for attending committee meetings.

Section 9. Action Without a Meeting. Action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting by written consent of directors in accordance with the Articles of Incorporation and applicable law.

Section 10. Meetings by Conference Call. The Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Reliance Upon Books. Directors and members of any committee designated by the Board of Directors shall, in the performance of their duties, be fully protected in relying in good faith upon the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE IV

NOTICES

Section 1. Form of Notice. Whenever under the provisions of the Articles of Incorporation, these Bylaws or by statute, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing and personally delivered or sent by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation, and any such notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail as aforesaid; such notice may also be given by any form of electronic or telephonic transmission (including email notification to the director’s email address), in which case it shall be so addressed as to be received by such director or shareholder at the address or email address of such director or shareholder as it appears on the books of the Corporation or at a regular place of such director’s or shareholder’s business, in which case such notice shall be deemed to be given at the time such transmission is made.

Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the attendance is for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may, in its discretion, elect a Chairman (who must also be a director), one or more Vice Chairmen (who must also be directors), one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it shall deem necessary, each of whom shall hold office for such term, and shall perform such duties and exercise such powers, as may be prescribed by the Board of Directors from time to time. Two or more offices may be held by the same person, except the offices of President and Secretary, unless the Articles of Incorporation or these Bylaws otherwise provide. The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman or Vice Chairmen, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Shareholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by resolution of the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman. The Chairman, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. In addition, the Chairman shall perform such other duties and exercise such other powers as are prescribed by the Board of Directors from time to time or in these Bylaws. The Chairman shall be an ex-officio member of all standing committees of the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

Section 5. Vice Chairmen. The Vice Chairmen, if any, shall perform such duties and exercise such powers as are prescribed by the Board of Directors from time to time. Each Vice Chairman shall be an ex-officio member of all standing committees of the Board of Directors. In the absence of the Vice Chairmen, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, may perform the duties and exercise the powers of the Vice Chairmen.

Section 6. Chief Executive Officer. The Chief Executive Officer shall perform such duties and exercise such powers as are prescribed by the Board of Directors from time to time. Only the Chairman and the President are eligible to serve as the Chief Executive Officer. The Chief Executive Officer shall be an ex-officio member of all standing committees of the Board of Directors. In the Chief Executive Officer’s absence, the President may perform the duties and exercise the powers of the Chief Executive Officer.

Section 7. President. The President shall perform such duties and exercise such powers as are prescribed by the Board of Directors from time to time or in these Bylaws. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman, or if there be none, the President shall preside at all meetings of the shareholders and the Board of Directors.

Section 8. Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors, or the President, from time to time may prescribe.

Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant

Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors or the President.

Section 11. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be prescribed by these Bylaws or assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 13. Other Officers. Such other officers as the Board of Directors or the President may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the President. The Board of Directors or the President may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

“Section 1. Certificates of Stock. Shares of any or all of the Corporation’s stock may be evidenced by certificates for shares of stock, in such form as the Board of Directors may from time to time prescribe, or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate. Except as expressly provided by law, there shall be no difference in the rights or obligations of stockholders based on whether or not their shares are represented by certificates.

To the extent that persons or entities hold stock certificates in the Corporation, each certificate shall be signed in the name of the Corporation by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board of Directors.”

Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferrable in the manner prescribed by law and in these Bylaws. Shares of stock shall be transferable only on the books of the Corporation or its transfer agent by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owners of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of applicable law and of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous consent with waiver of call of meeting. Dividends may be declared and paid in cash, in property, or in shares of the capital stock of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable law and the Articles of Incorporation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, which is the twelve month period ending February of each calendar year.

Section 3. Seal. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Annual Statement. The Board of Directors shall present at each annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding by reason of the fact that he is or was serving as a director or officer of the Corporation or serving as such at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against all reasonable expenses including attorneys’ fees, judgments, fines and other amounts actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further provided that there shall be no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity or is found liable to the Corporation, unless and only to the extent that a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Indemnification, in such instance, will be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duties to the Corporation. The termination of any action, suit or proceeding by settlement or its equivalent not amounting to a judgment thereof shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Authorization. Any indemnification under the provisions hereof shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct of good faith set forth in Section 1 above. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all directors, which committee shall consist of two (2) or more directors who at the time of the vote are not named parties in the proceeding, (c) by independent legal counsel in a written opinion, which counsel shall be selected by the Board of Directors or a committee of the Board of Directors as set forth in subclauses (a) or (b) above or, if such quorum cannot be obtained or such committee cannot be established, by a majority vote of all directors, or (d) by the shareholders in a vote that excludes the shares held by directors who are named parties in the proceeding. If the determination of permissible indemnification is made by independent legal counsel, then reasonableness of expenses must be determined by the Board of Directors or a committee of the Board of Directors as set out in this Section, or, if such quorum cannot be obtained or such committee cannot be established, by a majority vote of all directors.

Section 3. Expenses. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of a written undertaking by or on behalf of the director, officer, employee or agent that he believes in good faith that he has met the standard of conduct necessary for indemnification and agrees to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 4. Non-Exclusivity. The indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of shareholders or otherwise.

Section 5. Insurance. In addition to the power of indemnification set forth above, the Board of Directors is authorized, on behalf of the Corporation, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, employee benefit plan, partnership, joint venture, trust or other domestic or foreign enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such; and where such insurance has been purchased and maintained by the Corporation but the liability incurred exceeds the applicable limits of coverage thereof, the Corporation may reimburse such persons the difference between the liability incurred and the insurance proceeds received; provided, that the indemnification provisions above have been complied with.

Section 6. Indemnification of Others. The Corporation may indemnify and advance expenses to persons who are not officers, employees or agents of the Corporation, but who are or were serving at the request of the Corporation as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation or other entity to the same extent that it may indemnify and advance expenses to directors under this Article.

ARTICLE IX

AMENDMENTS

These Bylaws may be amended, altered or repealed by the shareholders or the Board of Directors, if any such proposed amendment, alteration or repeal is contained in the notice of any such meeting of shareholders or the Board of Directors.

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